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                                  EXHIBIT 11.0
                           IHOP CORP. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)


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                                                            THREE MONTHS ENDED  NINE MONTHS ENDED
                                                               SEPTEMBER 30,       SEPTEMBER 30,
                                                            ------------------  -----------------
                                                              2000      1999      2000      1999
                                                            -------   -------   -------   -------
NET INCOME PER COMMON SHARE - BASIC

  Weighted average shares outstanding ...................    20,004    20,068    20,019    19,940
                                                            =======   =======   =======   =======

  Net income available to common shareholders ...........   $10,079   $ 8,641   $25,602   $23,078
                                                            =======   =======   =======   =======

  Net income per share - basic ..........................   $  0.50   $  0.43   $  1.28   $  1.16
                                                            =======   =======   =======   =======


NET INCOME PER COMMON SHARE - DILUTED

  Weighted average shares outstanding ...................    20,004    20,068    20,019    19,940

  Net effect of dilutive stock options based on the
     treasury stock method using the average market price       264       428       219       424
                                                            -------   -------   -------   -------

      Total .............................................    20,268    20,496    20,238    20,364
                                                            =======   =======   =======   =======

  Net income available to common shareholders ...........   $10,079   $ 8,641   $25,602   $23,078
                                                            =======   =======   =======   =======

  Net income per share - diluted ........................   $  0.50   $  0.42   $  1.27   $  1.13
                                                            =======   =======   =======   =======
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